EXHIBIT 5.1

September 7, 2022

Med-X, Inc.

8236 Remmet Avenue

Canoga Park, California 91304

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Med-X, Inc., a Nevada corporation (the “Company”), in connection with the offering, pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), of a proposed maximum aggregate offering price by the Company up to $14,950,000 of (A) units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Shares”), and (ii) one warrant to purchase one share of common stock (the “Warrants”); and (B) shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Units, the Shares, the Warrants and the Warrant Shares are referred to herein collectively as the “Securities.”

The opinion expressed herein is limited exclusively to (i) the Nevada Revised Statutes (the “NRS”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws; (iv) the resolutions of the Company’s board of directors with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement pursuant to which the Securities are to be sold, (vi) the form of Warrant Agent Agreement (including the form of Warrant contained therein), (vii) the form of Common Stock certificate, and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company.

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Based upon and subject to the foregoing, we are of the opinion that:

I. the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

II. the Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable;

III. provided that the Warrants have been duly executed and delivered by the Company, such Warrants, when issued as contemplated in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

IV. the Warrant Shares, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Warrants and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

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